                                                                     Exhibit 5.1

                      [Progress Energy, Inc. letterhead]



                               December 18, 2000

Progress Energy, Inc.
411 Fayetteville Street
Raleigh, North Carolina 27601-1748

                      Registration Statement on Form S-8
     Relating to 1,000,000 Shares of Common Stock of Progress Energy, Inc.
                    To be Offered and Sold Pursuant to the
          Savings Plan for Employees of Florida Progress Corporation
          ----------------------------------------------------------

Ladies and Gentlemen:

     I have acted as counsel to Progress Energy, Inc., a North Carolina corporation (the "Company"), in connection with the Company's Registration Statement on Form S-8 (the "Registration Statement"), filed with the Securities and Exchange Commission (the "Commission") under the Securities Act of 1933, as amended (the "Act"), for the registration under the Act of 1,000,000 shares of the Company's common stock, without par value (the "Common Stock"), to be offered and sold pursuant to the Savings Plan for Employees of Florida Progress Corporation as contemplated in the Registration Statement.

     In rendering this opinion, I have relied upon, among other things, my examination of such documents and records of the Company and certificates of each of its officers and of public officials as I have deemed necessary. I am a member of the North Carolina bar and do not purport to express an opinion on any laws other than the laws of the State of North Carolina and the federal laws of the United States of America.

     Based upon the foregoing and the further qualifications stated below, I am of the opinion that:

     1. The Company is a corporation duly incorporated, validly existing and in good standing under the laws of the State of North Carolina; and

     2. In the case of newly issued shares of Common Stock, when such shares have been issued or sold upon the terms and conditions set forth in the Registration Statement and the Plan, then such shares will be legally issued, fully paid and non-assessable

     I hereby consent to the filing of this opinion with the Commission as an exhibit to the Registration Statement. In giving this consent, I do not admit that I am within the category of persons whose consent is required by Section 7 of the Act or the rules and regulations promulgated thereunder by the Commission.

                                        Very truly yours,


                                        /s/ William D. Johnson
                                        William D. Johnson